AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          OUTSOURCE INTERNATIONAL, INC.

         In accordance with Section 607.1007 of the Florida Statutes, the Amended and Restated Articles of Incorporation of OUTSOURCE INTERNATIONAL, INC., a Florida corporation (the "Corporation"), are hereby amended and restated (such amended and restated Amended and Restated Articles of Incorporation to be referred to herein as the "Articles of Incorporation") to read in their entirety as follows:

                                ARTICLE I - NAME

         The name of the Corporation is OutSource International, Inc.

                              ARTICLE II - ADDRESS

         The mailing address for the Corporation is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442.

                             ARTICLE III - DURATION

         The duration of the Corporation shall be perpetual.

                              ARTICLE IV - PURPOSE

         The Corporation is organized to engage in any activity or business permitted under the laws of the United States and the State of Florida.

                            ARTICLE V - INCORPORATOR

         The name of the incorporator of this Corporation is Paul M. Burrell, and his new address is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442.

                    ARTICLE VI - REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442, and the name of the registered agent of the Corporation at such address is Robert A. Lefcort.

                           ARTICLE VII - CAPITAL STOCK

         The total number of shares of all classes of capital stock of the Corporation which the Corporation shall have the authority to issue is One Hundred Ten Million (110,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock having a par value of $.001 per share ("Common Stock") and Ten Million (10,000,000) shares of Preferred Stock having a par value of $.001 per share ("Preferred Stock").

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof and the relative rights, preferences and limitations of each series (other than Series A Participating Preferred Stock, the rights, privileges, vote, liquidation preference, series, convertibility, dividend and redemption provisions for which are set forth below) including, but not limited to: (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement or sinking fund provision; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on Common Stock; (g) restrictions, if any, upon the creation of indebtedness; (h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the State of Florida.

         The holders of the Preferred Stock shall be entitled to dividends thereon at the rate established by the Board of Directors (except for dividends on Series A Participating Preferred Stock, the rate for which is set forth below). All remaining profits which the Board of Directors may determine to apply in payment of dividends shall be distributed among the holders of Common Stock exclusively, except as may otherwise be set forth below. Except as otherwise set forth below with respect to Series A Participating Preferred Stock, upon dissolution, whether voluntary or involuntary, the holders of Preferred Stock shall first be entitled to receive, out of the net assets of the Corporation, the liquidating value established by the Board of Directors, of their shares plus unpaid accumulated dividends and any other distributions declared thereon, without interest.

         A.       SERIES A PARTICIPATING PREFERRED STOCK.

                  Section 1. DESIGNATION AND AMOUNT. One Million (1,000,000) shares of Preferred Stock, par value $.001 per share, are hereby designated as "Series A Participating Preferred Stock."

                  Section 2. PROPORTIONAL ADJUSTMENT. In the event the Corporation shall at any time after the issuance of any share or shares of Series A Participating Preferred Stock: (i) declare any dividend on Common Stock of the Corporation payable in shares of Common Stock; (ii) subdivide the outstanding Common Stock; or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Participating Preferred Stock.

                  Section 3. DIVIDENDS AND DISTRIBUTIONS.

                           (a)      Subject to the prior and superior right of
the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating

Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for such purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock.

                           (b)      The Corporation shall declare a dividend or
distribution on the Series A Participating Preferred Stock as provided in paragraph (a) of this Section A.3 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                           (c)      Dividends shall begin to accrue on
outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  Section 4. VOTING RIGHTS. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

                           (a)      Each share of Series A Participating
Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

                           (b)      Except as otherwise provided herein or by
law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                           (c)      Except as required by law, holders of Series
A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 5.  CERTAIN RESTRICTIONS.

                           (a)      The Corporation shall not declare any
dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section A.3 hereof.

                           (b)      Whenever quarterly dividends or other
dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section A.3 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (i)     declare or pay dividends on, make
any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

                                    (ii)    declare or pay dividends on, make
any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii)   redeem or purchase or otherwise
acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

                                    (iv)    purchase or otherwise acquire for
consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (c)      The Corporation shall not permit any
subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section A.5, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 6. REACQUIRED SHARES. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 7. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Participating Preferred Stock.

                  Section 8. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

                  Section 9. NO REDEMPTION. The shares of Series A Participating Preferred Stock shall not be redeemable.

                  Section 10. RANKING. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 11. AMENDMENT. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

                  Section 12. FRACTIONAL SHARES. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

                        ARTICLE VIII - BOARD OF DIRECTORS

                  Section 1. CLASSIFIED BOARD. The number of directors shall be determined by the Board of Directors in accordance with the Bylaws. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the first annual meeting of the shareholders in 1998; the term of office for the Class II directors shall expire at the annual meeting of the shareholders in 1999; and the term of office for the Class III directors shall expire at the annual meeting of the shareholders in 2000. At each annual meeting of the shareholders commencing in 1998, the successors to the directors whose term is expiring shall be elected to a term expiring at the third succeeding annual meeting of the shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  Section 2. REMOVAL. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office for cause only by the shareholders of the Corporation at any annual or special meeting of shareholders by the affirmative vote of the holders of at least 60% of the outstanding shares of capital stock of the Corporation generally entitled to vote for the election of directors, voting together as a single class. Notice of any such annual or special meeting of shareholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the shareholders without cause.

                  Section 3. VACANCIES. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the shareholders of the Corporation and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  Section 4. ADVANCE NOTICE OF NOMINATIONS. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the term and in the manner provided in the Bylaws of the Corporation.

                        ARTICLE IX - SHAREHOLDER MEETINGS

                  Section 1. ANNUAL MEETINGS. Annual meetings shall be called and conducted in the manner provided in the Bylaws of the Corporation.

                  Section 2. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by (i) the Chairman of the Board of Directors, the President of the Corporation or a majority of the Board of Directors or (ii) holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person. At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

                  Section 3. ADVANCE NOTICE OF SHAREHOLDER PROPOSALS. Advance notice of shareholder proposals shall be given within the term and in the manner provided in the Bylaws of the Corporation.

               ARTICLE X - AMENDMENTS TO ARTICLES OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation. Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of at least 60% of the outstanding shares of the capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class shall be required to amend these Articles of Incorporation or to adopt any provision inconsistent therewith.

                               ARTICLE XI - BYLAWS

         The Board of Directors is expressly authorized to amend, repeal or adopt any Bylaw of and for the Corporation. The holders of voting stock shall to the extent such power is at the time conferred on them by applicable law, also have the power, by the affirmative vote of the holders of at least 60% of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, to make, alter, amend or repeal any Bylaw of and for the Corporation.

                    ARTICLE XII - CONTROL-SHARE ACQUISITIONS

         The Corporation elects to be governed by Florida Statute Section 607.0902, as amended, relating to control-share acquisitions (the "Control-Share Act"). The Corporation is expressly authorized to the fullest extent permitted by the Control-Share Act to redeem control shares acquired in a control-share acquisition at the fair value thereof pursuant to procedures adopted by the Board of Directors.

                     ARTICLE XIII - AFFILIATED TRANSACTIONS

         The Corporation elects not to be governed by Florida Statutes Section 607.0901, as amended, concerning affiliated transactions.

                        ARTICLE XIV - DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Florida Business Corporation Act as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article XIV (including any amendment or repeal of this Article XIV made by virtue of any change in the Florida Business Corporation Act after the date hereof) shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal on account of any action taken or any failure to act by such director prior to such time.


         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this ____ day of October, 1997.


                                                      -------------------------
                                                      Robert A. Lefcort
                                                      Executive Vice President

                 CERTIFICATE TO AMENDED AND RESTATED ARTICLES OF
                 INCORPORATION OF OUTSOURCE INTERNATIONAL, INC.

         The undersigned, Robert A. Lefcort, Executive Vice President of OUTSOURCE INTERNATIONAL, INC., a Florida corporation (the "Corporation"), does hereby certify as follows:

         1. In accordance with Section 607.1003 of the Florida Statutes, the Board of Directors of the Corporation recommended by written consent on October __, 1997, that the shareholders of the Corporation approve, and shareholders having approved by written consent on October ___, 1997, the number of votes cast by the shareholders being sufficient for such approval, in accordance with Sections 607.1003 and 607.1006 of the Florida Statutes, the amendment and restatement of the Corporation's Articles of Incorporation as attached hereto.

         2. The undersigned officer of the Corporation has been duly authorized to submit these Amended and Restated Articles of Incorporation of the Corporation to the Department of State of Florida for filing in accordance with Section 607.1007 of the Florida Statutes.



                                                  OUTSOURCE INTERNATIONAL, INC.


                                                   By:
                                                      -------------------------
                                                      Robert A. Lefcort
                                                      Executive Vice President